Exhibit 10.1

IBERIABANK Corporation

Phantom Stock Award Agreement

IBERIABANK Corporation (the “Corporation”) may offer Phantom Stock Awards to key associates. The Phantom Stock Award component provides a monetary award based on units of IBERIABANK Corporation stock where the award’s value will follow the stock’s price and incentivize associates to drive long-term company success as an element of our total compensation package.

1.	Contribution and Distribution.

1.1 Effective DATE, (the “Award Date”) the Corporation awards to EMPLOYEE (the “Participant”) XXX shares of phantom stock (the “Phantom Stock”) valued by dividing $             by the closing price of a share of the Corporation’s common stock (the “Common Stock”) on the Award Date, and subject to a seven-year vesting schedule. The vesting terms are outlined below and the anniversary date is the date corresponding to the Award Date in subsequent years.

1.2 The Phantom Stock will be paid out in cash upon vesting based on the number of shares vesting multiplied by, except as otherwise provided in Section 3 in the event of a Change in Control, the closing market price of a share of Common Stock on the vesting date or if no trade of Common Stock occurred on that date, then on the preceding date on which the markets were open and a trade occurred. The payment will be processed with the regular payroll cycle and paid out on a bi-weekly payroll date within 30 days following the vesting date.

1.3 The Participant shall become fully vested (a) if the Participant dies while he is employed by the Corporation, or (b) if the Participant becomes disabled, which means any physical or mental impairment which qualifies the Participant for disability benefits under the applicable long-term disability plan maintained by the Corporation or, if no such plan applies, which would qualify such Participant for disability benefits under the Federal Social Security System. Upon the termination of the Participant’s service to the Company, for any reason other than death or disability, the Participant shall forfeit the unvested portion of Phantom Stock.

Vesting Schedule
Vesting Date	Vested Percentage
Award Date	0%
1st Anniversary Date	0%
2nd Anniversary Date	16.667%
3rd Anniversary Date	33.334%
4th Anniversary Date	50.001%
5th Anniversary Date	66.668%
6th Anniversary Date	83.335%
7th Anniversary Date	100%

2.	Dividend Equivalents.

If dividends are paid on the Common Stock, the Participant shall be entitled to a “dividend equivalent” on each unvested share of Phantom Stock then held by the Participant. A “dividend equivalent” is a dollar amount equal to the cash dividends that the Participant would have been entitled to receive if the Participant had been the owner on the record date for a dividend paid on the Common Stock of that number of shares of Common Stock equal to the number of unvested shares of Phantom Stock then held by the Participant. Dividend equivalents will be deemed to be reinvested in additional shares of Phantom Stock that will vest and be paid out on the same date as the underlying shares of Phantom Stock on which the dividend equivalents were paid. The number of shares of Phantom Stock that are acquired with a dividend equivalent shall be determined by dividing the aggregate of dividend equivalents paid on the unvested Phantom Stock by the closing price of a share of the Common Stock on the dividend payment date.

3.	Change in Control.

3.1 All Phantom Stock shall immediately vest upon a Change in Control of the Corporation. The Phantom Stock shall be paid out in cash following the date of the Change in Control.

3.2 The amount paid shall be equal to the number of shares of Phantom Stock vesting multiplied by the “Change of Control Value.” The “Change of Control Value” shall be equal to whichever of the following items is applicable to the Change of Control:

(a) the per share price to be paid to shareholders of the Corporation in any merger, consolidation or other reorganization,

(b) the price per share offered to shareholders of the Corporation in any tender offer or exchange offer whereby a Change of Control takes place,

(c) in the event that the consideration offered to shareholders of the Corporation in any transaction described in this Section 3 consists of anything other than cash, the Board of Directors of the Corporation or its Compensation Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash, or

(d) in all other events, the closing price of a share of Common Stock on the date of the Change of Control or if there were no trades on that date, then on the preceding date on which a trade occurred.

3.3 “Change in Control” means,

(a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “1934 Act”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of more than 25 percent of the combined voting power of the Corporation’s then outstanding securities; provided, however, that for purposes of this paragraph (a) of this definition the following acquisitions shall not constitute a Change in Control:

(i) any acquisition of securities directly from the Corporation,

(ii) any acquisition of securities by the Corporation,

(iii) any acquisition of securities by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, or

(iv) any acquisition of securities by any corporation or entity pursuant to a transaction that does not constitute a Change of Control under paragraph (c) of this definition; or

(b) individuals who, as of the date this Agreement (the “Agreement Date”), constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Agreement Date whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or

(c) consummation of a reorganization, merger or consolidation (including a merger or consolidation of the Corporation or any direct or indirect subsidiary of the Corporation), or sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case, unless, following such Business Combination,

(i) all or substantially all of the individuals and entities who were the beneficial owners of the Corporation’s outstanding common stock and the Corporation’s voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50 percent of the then outstanding shares of common stock, and more than 50 percent of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the corporation resulting from such Business Combination (which, for purposes of this subparagraph (c)(i) and paragraphs (c)(ii) and (c)(iii) shall include a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries), and

(ii) except to the extent that such ownership existed prior to the Business Combination, no person (excluding any corporation resulting from such Business Combination or any employee benefit plan or related trust of the

Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25 percent or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 25 percent or more of the combined voting power of the then outstanding voting securities of such corporation, and

(iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) approval by the shareholders of the Corporation of a plan of complete liquidation or dissolution of the Corporation.

4. Phantom Stock Award Adjustments. In the event of any change in the outstanding shares of Common Stock of the Corporation by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, or other similar corporate change, adjustments will automatically be made to the Participant’s Phantom Stock necessary under this Agreement in order to fairly give effect to such change and to the purpose and intent of this Agreement.

5. No Segregation of Assets. The Corporation shall not segregate any assets in connection with Phantom Stock. The rights of the Participant to benefits under this Agreement shall be solely those of a general, unsecured creditor of the Corporation

6. Withholding of Taxes. The amounts payable to a Participant under this Agreement shall be reduced by any amount that the Corporation is required to withhold with respect to such payments under the then applicable provisions of the Internal Revenue Code, and state or local income tax laws.

7. No Rights as a Shareholder. A Participant shall have no dividend, voting, or any other rights as a shareholder with respect to any Common Stock as a result of the award of Phantom Stock.

8. Assignment. No right or interest to or in Phantom Stock shall be assignable by the Participant except by will or the laws of descent and distribution. No right, benefit or interest of the Participant hereunder shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation or set off in respect of any claim, debt or obligation, or to execution, attachment, levy or similar process, or assignment by operation of law. Any attempt, voluntarily or involuntarily, to effect any action specified in the immediately preceding sentences shall, to the full extent permitted by law, be null, void and of no effect; provided, however, that this provision shall not preclude the Participant from designating one or more beneficiaries to receive any amount that may be payable to the Participant under this Agreement after the Participant’s death and shall not preclude the legal representatives of the Participant’s estate from assigning any right hereunder to the person or persons entitled thereto under the Participant’s will, or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to the Participant’s estate.

9. Entire Agreement. This Agreement constitutes the entire agreement between the Corporation and the Participant concerning the subject matter hereof, and supersedes all other agreements, whether written or oral, with respect to such subject matter.

10. Tax Treatment. The Phantom Stock is intended to constitute a short-term deferral under Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance issued thereunder. The Corporation is not responsible for, and makes no representation or warranty whatsoever in connection with, the tax treatment hereunder.

11. Waivers. No waiver of any term or condition hereof shall be binding unless it is in writing and signed by the Corporation and the Participant. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

12. Administration. The Director of Human Resources may correct any defect or supply any omission or reconcile any inconsistency in this Agreement in the manner and to the extent he or she shall deem expedient to carry the Agreement into effect, and he or she shall be the sole and final judge of such expediency. The determination of the Director of Human Resources on the matters referred to in this Agreement shall be final, binding, and conclusive on all interested parties.

13. No Guarantee of Employment. This Agreement does not represent a guarantee of employment and does not alter any other terms of compensation, benefits, or other employment conditions between the Corporation and the Participant. This Agreement applies only to the specific parties listed herein and does not pertain to any other employees. By signing below, both parties agree to the terms and conditions of this award.

Signatures:

By signing below, I agree to and understand the terms and conditions of this award:

IBERIABANK Corporation

Date	(Authorized Signatory)

Date	Participant

IBERIABANK CORPORATION

Designation of Beneficiary

In the event of my death or “Disability” within the meaning of the IBERIABANK Corporation Phantom Stock Award Agreement (the “Agreement”), I hereby designate the following person to be my beneficiary for these award(s) (within the meaning of the Agreement) identified below:

Name of Beneficiary:

Address:

Social Security No.:

This beneficiary designation of mine relates to any and all of my rights under the following awards:

☐	the award that I received pursuant to an award agreement dated , between me and IBERIABANK Corporation (the “Company”).

I understand that this beneficiary designation operates to entitle the above-named beneficiary to succeed, in the event of my death, to any and all of my rights under the Phantom Stock Award Agreement(s) designated above, and shall be effective from the date this form is delivered to the Company until such date as I revoke this designation. A revocation shall occur only if I deliver to an executive officer of the Company either (i) a written revocation of this designation that is signed by me and notarized, or (ii) a designation of death beneficiary, in the form set forth herein, that is executed and notarized on a later date.

Date:

Your Signature:

Your Name (printed):

Principal Life Insurance Company Des Moines, Iowa 50392-0001	IBERIABANK CORPORATION Phantom Stock Award Deferral Form

As a recipient of a Phantom Stock Award of XXX shares on DATE and eligible participant in the IBERIABANK Corporation Deferred Compensation Plan, you NAME have the option to defer some or all of your Phantom Stock Award using this form. If you have not already done so, you should complete the forms that address the Participant Information and Acceptance of the Plan, Account Set Up, Acknowledgement of Plan Provisions, Reference Investment Election Form and Beneficiary Election. Complete the document and print and/or sign your name at the bottom of each page. Please refer to your Plan Summary and frequently asked questions in your enrollment materials for definitions and details about the Deferred Compensation Plan’s provisions.

Please contact Greg Rizzuto at 337-521-4041 or ext 214041 should you need assistance with this form. Return all completed forms to the Greg Rizzuto in Human Resources mail stop NI-HR-IBT5 or by regular mail: 200 W. Congress, 5th Floor HR, Lafayette, LA 70501

Step 1 - Phantom Stock Deferral Election

☐	OPTION 1: I elect to receive cash payments of my Phantom Stock Award as it vests. I understand that all vesting occurrences will result in a cash payment of the vested portion of the award and will be treated as taxable income processed through payroll.

☐	OPTION 2: I elect to defer all Phantom Stock Award vesting payments into the IBERIABANK Corporation Deferred Compensation Plan as they occur. I understand that I am electing not to receive cash payments resulting from vesting occurrences and instead defer those assets into the IBERIABANK Corporation Deferred Compensation Plan which will be handled in accordance with the elections below in Step 2 and 3.

☐	OPTION 3: I elect to receive some of the Phantom Stock Award vesting payments in cash and defer others in the following manner and handled in accordance with the elections below in Step 2 and 3:

Vesting Occurrence	% Vesting	Payment Options
1st anniversary - Year 1	0%	N/A
2nd anniversary - Year 2	16.667%	☐ Cash ☐ Defer
3rd anniversary - Year 3	16.667%	☐ Cash ☐ Defer
4th anniversary - Year 4	16.667%	☐ Cash ☐ Defer
5th anniversary - Year 5	16.667%	☐ Cash ☐ Defer
6th anniversary - Year 6	16.667%	☐ Cash ☐ Defer
7th anniversary - Year 7	16.667%	☐ Cash ☐ Defer

Step 2 - Phantom Stock Account Set Up - (complete if Option 2 or 3 is selected from above)

Allocate vested Phantom Stock amounts that are contributed to the IBERIABANK Corporation Deferred Compensation Plan as they vest in the manner below. Scheduled In-service installment distributions in process when a separation from service occurs will be paid out in a lump sum or as indicated in Step 3

Retirement Account -             %

In-Service Account(s) - (Scheduled distributions can begin after the final vesting occurrence on the 7th anniversary)

%	/ /	to be paid as:	☐ Lump sum	☐ Annual installments for years (Max 5 yrs)
(Date payout begins)

%	/ /	to be paid as:	☐ Lump sum	☐ Annual installments for years (Max 5 yrs)
(Date payout begins)

Principal Life Insurance Company Des Moines, Iowa 50392-0001	IBERIABANK CORPORATION Phantom Stock Award Deferral Form

Step 2 - Phantom Stock Account Set Up - (continued)

Education Account(s) - (Scheduled distributions can begin after the final vesting occurrence on the 7th anniversary)

1.
(Name of Student)

	%	/ /	to be paid as:	☐ Lump sum	☐ Annual installments for years (Max 5 yrs)
(Date payout begins)

2.
(Name of Student)

	%	/ /	to be paid as:	☐ Lump sum	☐ Annual installments for years (Max 5 yrs)
(Date payout begins)

100% (If incomplete, allocation will default to 100% Retirement Account)

Step 3 - Phantom Stock Distribution Elections - (complete if Option 2 or 3 is selected from above)

Select one - if no selection is made distributions will be paid as a lump sum

Separation from Service on or after Seniority Date (Select one)

☐ Lump sum	OR	☐ Annual installments for years. Maximum of 5 years	OR	☐ $ in a Lump Sum with the remainder if any in Annual Installments for years Maximum of 4 years

Disability (Select one)

☐ Lump sum	OR	☐ Annual installments for years. Maximum of 5 years	OR	☐ $ in a Lump Sum with the remainder if any in Annual Installments for years Maximum of 4 years

Change in control (Select one – if no selection is made, you will not receive a distribution upon a Change in Control of the Employer.)

☐	I do not choose to receive a distribution from the Plan following a Change in Control of the Employer (distributions will be paid after other qualifying distribution events – example: Separation from Service)

☐	I choose to receive a lump-sum distribution from the Plan following a Change in Control of the Employer.

The Employer retains the right to terminate the Deferred Compensation Plan Phantom Stock Award in the event of a Change of Control. Upon plan termination, your account vested balance would be paid as a single lump sum regardless of the option elected here.

The Employer has discretion to distribute a Participant’s vested balance at any time after a payment event if the balance does not exceed the limit in Section 402(g)(1)(B) of the Internal Revenue Code. The Participant’s entire interest in the plan must be distributed in lump sum.

Signature:	Date: